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EXHIBIT A.(5)(o)
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NORTHSTAR LIFE                                        SPOUSE AND CHILD TERM LIFE
                                                          INSURANCE POLICY RIDER
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Northstar Life Insurance Company - University Corporate Centre at Amherst -
Suite 424 - 100 Corporate Parkway - Amherst, New York 14226
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GENERAL INFORMATION
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This rider amends the group policy to which it is attached, and is subject to every term, condition, exclusion, limitation, and provision of the group policy unless otherwise expressly provided for herein.

WHAT DOES THIS RIDER PROVIDE?

This rider provides term life insurance on the lives of the insured's eligible spouse and children. To obtain coverage under this rider, the insured must apply for spouse and child coverage and pay an additional monthly charge.

WHAT MEMBERS OF THE INSURED'S FAMILY ARE ELIGIBLE FOR COVERAGE?

The following members of the insured's family are eligible for coverage under this rider:

      (1) the insured's lawful spouse who is not legally separated from the insured, and who is not eligible for insurance as an employee under the policy to which this rider is attached; and

      (2) the insured's unmarried child or children, stepchildren, and legally adopted children, who are living at home, are between the ages of 14 days and 23 years, and who are dependent on the insured for financial support.

Any child who, subsequent to the effective date of the insured's certificate supplement for Spouse and Child Term Life Insurance, meets the requirements of this provision will become insured on the date he or she so qualifies.

DEATH BENEFIT
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WHAT IS THE AMOUNT OF LIFE INSURANCE ON EACH INSURED FAMILY MEMBER?

The amount of life insurance on each insured family member is shown on the specifications page attached to the group policy. The amount of insurance for the insured spouse shall not exceed the insured employee's amount of insurance. The amount of insurance for each insured child shall not exceed the lesser of the insured employee's amount of insurance or $4,000.

WHEN WILL THE DEATH BENEFIT BE PAYABLE?

We will pay the death benefit upon receipt at our home office of written proof satisfactory to us that a spouse or child insured under this rider has died. All payments made by us are payable from our home office.

TO WHOM WILL WE PAY THE PROCEEDS?

All proceeds payable under this rider will be paid to the insured.

ADDITIONAL INFORMATION
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WHEN DOES INSURANCE ON THE INSURED'S ELIGIBLE SPOUSE AND CHILDREN BECOME
EFFECTIVE?

Insurance on the insured's eligible spouse and children becomes effective when the insured's completed application for spouse and child coverage is approved by us; however, in no event will insurance on the insured's eligible spouse and children be effective before the insured's insurance under the group policy is effective.

WHAT IS THE MONTHLY COST TO THE INSURED FOR INSURANCE UNDER THIS RIDER?

The monthly cost to the insured for insurance under this rider is shown on the specifications page attached to the group policy.

WHEN WILL THE INSURED'S ACCOUNT BE CHARGED?

On the first day of each certificate month, the monthly cost for insurance under this rider will be charged to the insured's account.

WHEN DOES INSURANCE ON AN ELIGIBLE SPOUSE OR CHILD TERMINATE?

Insurance on the life of a spouse or child insured under this rider will terminate on the earliest of:

      (1) the date the insured requests that insurance on his or her eligible spouse and children be terminated;
      (2) the date the spouse or child is no longer eligible for insurance under this rider;
      (3) the date the insured is no longer insured under the group policy.

WHAT IS THE CONVERSION PRIVILEGE UNDER THIS RIDER?

If an insured spouse or child's coverage under this rider terminates because he or she is no longer eligible, or because of the death of the insured employee, or because of termination or amendment of this rider, the insurance may be converted to a policy of individual insurance with Northstar Life.

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Conversion may be requested by the insured employee, if living, an insured spouse upon divorce or annulment of marriage to the insured employee, an insured child of legal capacity, or the insured child's guardian, if applicable. All other conditions and provisions of the conversion privilege section of the group policy to which this rider is attached will apply.

WILL ACCOUNT VALUES ACCUMULATE FOR AN INSURED SPOUSE OR CHILD?

No. The insurance on an insured spouse or child will not accumulate account values.



/s/ Dennis E. Prohofsky                           /s/ Robert E. Hunstad
Secretary                                         President